Exhibit 10.3

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (the “Agreement”) is entered into as of March 8, 2007 by and among VIASPACE Inc., a Nevada corporation (the “Company”), Concentric Water Technologies, LLC, a Delaware limited liability company (“Concentric”), Arroyo Sciences, Inc., a Delaware corporation (“Arroyo”), Cornell Capital Partners LP, a Delaware limited partnership (“Cornell”), Carl Kukkonen (Kukkonen), Amjad Abdallat (“Abdallat”) and David Gonzalez, Esq., as escrow agent (“Gonzalez”)

WHEREAS, Cornell is the holder of secured convertible debentures of the Company issued, dated November 2, 2006 in the aggregate amount of $1,500,0000 and November 29, 2006, in the aggregate amount of $1,200,000 (collectively the “Existing Debentures”), that were issued to Cornell in connection with the transactions contemplated by that certain Securities Purchase Agreement dated November 2, 2006 by and between Cornell and the Company (the “2006 Financing”);

WHEREAS, the Company and Cornell desire to restructure certain terms and conditions of the 2006 Financing including terminate certain of the agreements entered into in connection with the 2006 Financing and raise new equity financing (the “Current Financing”) pursuant to a Securities Purchase Agreement dated as of even date herewith, by and between Cornell and the Company (the “Securities Purchase Agreement”);

WHEREAS, the Company, Concentric, Arroyo and Cornell are parties to one or more agreements relating to the 2006 Financing and granting various rights to Cornell as holder of the Existing Debentures (collectively, the “Existing Rights Agreements”);

WHEREAS, in connection with the Current Financing, the Company and Cornell desire to cancel certain of the Existing Rights Agreements; and

WHEREAS, capitalized terms used herein and not defined, have the meanings given to them in the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

SECTION 1. Termination of 2006 Financing Documents.

1.1 Standby Equity Distribution Agreement. By their execution of this Agreement, the undersigned parties consent to the termination of that certain Standby Equity Distribution Agreement dated as of November 2, 2006 by and among the Company and the parties thereto, as currently in effect (the “Standby Equity Distribution Agreement”), and acknowledge and agree that they and each of the other parties thereto have no remaining rights under the Standby Equity Distribution Agreement, and that the Standby Equity Distribution Agreement is hereby irrevocably terminated and shall be of no further force or effect.

1.2 Investor Registration Rights Agreement. By their execution of this Agreement, the undersigned parties consent to the termination of that certain Investor Restated Registration Rights Agreement dated as of November 2, 2006 by and among the Company and the parties thereto, as currently in effect (the “Investor Registration Rights Agreement”), and acknowledge and agree that they and each of the other parties thereto have no remaining rights under the Investor Registration Rights Agreement, and that the Investor Registration Rights Agreement is hereby irrevocably terminated and shall be of no further force or effect.

1.3 Registration Rights Agreement. By their execution of this Agreement, the undersigned parties consent to the termination of that certain Restated Registration Rights Agreement dated as of November 2, 2006 by and among the Company and the parties thereto, as currently in effect (the “Registration Rights Agreement”), and acknowledge and agree that they and each of the other parties thereto have no remaining rights under the Registration Rights Agreement, and that the Registration Rights Agreement is hereby irrevocably terminated and shall be of no further force or effect.

SECTION 2. Termination of Security and Pledge Agreements.

2.1 Security Agreements. By their execution of this Agreement, the Company, Cornell, Arroyo and Concentric consent to the termination of (i) that certain Security Agreement dated as of November 2, 2006 by and between the Company and Cornell (the “Company Security Agreement”), (ii) that certain Security Agreement dated as of November 2, 2006 by and between Cornell and Arroyo (the “Arroyo Security Agreement”), and (iii) that certain Security Agreement dated as of November 2, 2006 by and between Cornell and Concentric (the “Concentric Security Agreement”) and acknowledge and agree that they have no remaining rights under the Company Security Agreement, the Arroyo Security Agreement or the Concentric Security Agreement, and that each of the Company Security Agreement, the Arroyo Security Agreement and the Concentric Security Agreement is hereby irrevocably terminated and shall be of no further force or effect.

2.2 Pledge Agreement. By their execution of this Agreement, Cornell, Kukkonen, Abdallat and Gonzalaez consent to the termination of (i) that certain Insider Pledge and Escrow Agreement dated as of November 2, 2006 by and between Cornell, Kukkonen and Gonzalez (the “Kukkonen Pledge Agreement”) and (ii) that certain Insider Pledge and Escrow Agreement dated as of November 2, 2006 by and between Cornell, Abdallat and Gonzalez (the “Abdallat Pledge Agreement”), and acknowledge and agree that they have no remaining rights under the each of the Kukken Pledge Agreement and the Abdallat Pledge Agreement and that each of the Kukkonen Pledge Agreement and the Abdallat Pledge Agreement is hereby irrevocably terminated and shall be of no further force or effect.

2.3 Release of Security Interests and Return of Pledged Shares.

(a) By its execution of this Agreement, Cornell hereby releases all security interests it has with respect to any and all assets of the Company, Arroyo and Concentric, including, but not limited to, the Pledged Property (as such term is defined in the Company Security Agreement) and authorizes and directs the Company to file on its behalf one or more UCC-3 Termination Statements terminating all of Cornell’s security interests in any of the assets of the Company, including termination of any UCC-1 Financing Statements filed in connection with the Original Financing.

(b) By its execution of this Agreement, Cornell hereby releases all security interests it has with respect to the Pledged Shares (as such term is defined in the Kukkonen Pledge Agreement and the Abdallat Pledge Agreement) and authorizes and directs Gonzalez, as Escrow Agent, to return the Pledged Shares together with all duly executed stock powers or other appropriate transfer documents with medallion bank guarantees, to Kukkonen or Abdallat, as appropriate.

SECTION 3. Waiver of Damages

By its execution of this Agreement, Cornell hereby waives any rights it may have to receive any damages, penalty payments or liquidated damages, if owed, associated with the 2006 Financing and the Existing Rights Agreements, and Cornell hereby agrees that it will not seek to recover from the Company any damages, penalty payments or liquidated damages arising out of, or in connection with 2006 Financing and the Existing Rights Agreements.

SECTION 4. Miscellaneous.

4.1 Entire Agreement. This Agreement states the entire agreement of the parties concerning the subject matter hereof, and supersedes all prior agreements, written or oral, between or among them concerning such subject matter.

4.2 Amendments; Waivers. This Agreement may be amended, and compliance with any provision of this Agreement may be omitted or waived, only by the written agreement of the Company and the party that is adversely affected by such amendment or waiver.

4.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

4.4 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

4.5 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

4.6 Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

4.7 Further Assurances. The parties hereto agree to use their respective reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

4.8 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New Jersey, without regard to its principles of conflicts of laws.

4.9 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Any such counterpart may contain one or more signature pages.

SIGNATURE PAGE FOLLOWS

Cornell Capital Partners, LP

By: Its:	Yorkville Advisors, LLC General Partner
By:	/s/ Mark Angelo

Name: Title:	Mark Angelo Portfolio Manager

Viaspace Inc.
By: /s/ Carl Kukkonen
Name: Carl Kukkonen
Title: President and Chief Executive Officer

Arroyo Sciences, Inc.
By: /s/ Carl Kukkonen
Name: Carl Kukkonen
Title: Chief Executive Officer

Concentric Water Technology LLC
By: /s/ Carl Kukkonen
Name: Carl Kukkonen
Title: Chief Executive Officer

/s/ Carl Kukkonen Carl Kukkonen

     /s/ Amjad Abdallat

Amjad Abdallat

Escrow Agent

	By:	/s/ David Gonzalez

3992864v.1	Name:	David Gonzalez, Esq.